Proxy/Voting Instruction Card
WINN-DIXIE STORES, INC.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 4, 1995.

The undersigned hereby appoints A. DANO DAVIS, ROBERT D. DAVIS and T. WAYNE DAVIS, or any of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company on October 4, 1995, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card.

If no directions are given, the proxies will vote for (1) the election of all nominees listed below, (2) the Directors' proposals 2, 3 and 4 listed on the other side of the card, and (3) at their discretion, on any other matters that may properly come before the meeting or any adjournments therof. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that such proxies may or shall for by virtue hereof.

Nominees for election as Class I Directors are: A. Dano Davis, T. Wayne Davis, Carleton T. Rider and Charles P. Stephens.

Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope or otherwise to Judith W. Dixon, Secretary, P.O. Box B, Jacksonville FL 32203, so that your shares can be represented at the meeting.

PAGE
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Please mark Votes    _____
as in this example: (box with X)

This Proxy will be voted as directed. If no direction is made, it will be voted "FOR" all proposals set forth below. The Board of Directors recommends a vote "FOR" the following proposals.

_____________________________________________________________________________
Directors recommend a vote "FOR"

1. ELECTION OF DIRECTORS

   _____ FOR all nominees listed below   _____ WITHHOLD AUTHORITY to vote
         (except as marked to the              for all nominees listed
   _____ contrary)                       _____ below

   Class I   (1998) A. Dano Davis, T. Wayne Davis, Carleton T. Rider and
   Charles P. Stephens   (INSTRUCTION: To withhold authority to vote for any
   individual nominee strike out that nominee's name on the list above.)

_________________________________________
Directors recommend a vote "FOR"
                      For  Against  Abstain
2. Approve Adoption
   of Winn-Dixie
   Restricted Stock
   Plan.             _____  ______   _____

3. Approve Adoption
   of amendment to
   the Revised Winn-
   Dixie Stock Purchase
   plan for
   Employess.        _____  ______   _____

4. Ratification of
   KPMG Peat
   Marwick LLP
   as auditors.      _____  ______   _____

___________________________________________
Special Action
___________________________________________
Discontinue mailing Annual Report for
this account due to other account   _____
at same address                     _____
___________________________________________

Account No.


Sign her as      X_________________________________ Date ___________, 1995
name(s) appears
above            X_________________________________ Date ___________, 1995
                 NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated
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